UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): November 17, 2006
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors (the “Board”) of Dollar Financial Corp. (the “Company”) approved a cash bonus to Sydney Franchuk a named executive officer and the Senior Vice President and President of North American Operations of the Company, which was paid on November 17, 2006. The bonus award was based upon the achievement of Company financial performance goals set forth in the Key Management Bonus Program which was previously reviewed and approved by the Board. The terms of Mr. Franchuk's award provide for a payment of 75,402.22 Canadian dollars, which, as of the date of the award, was equal to approximately US$65,803.52.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in “Item 1.10 Entry into a Material Definitive Agreement” describing the cash bonus paid to Sydney Franchuk is incorporated in this Item 5.02 by reference

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: November 22, 2006	By:/s/ Randy Underwood
Randy Underwood Executive Vice President and Chief Financial Officer

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